UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2025

Commission File Number 333-276184

AFB LIMITED

(Exact name of registrant issuer as specified in its charter)

Nevada	7389	37-2109250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

R27 3/F, New Timely Building, 497 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong

(Address of principal executive offices, including zip code)

Issuer’s telephone number: +852 60923608

Company email: management@afbl.site

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On April 2, 2025, the investor Ti Chieh, ZANG(the “Investor”) intent to entered into stock purchase agreements for the acquisition of an aggregate of 3,000,000 restricted shares of the Company and acquired a controlling 74.63% equity stake in AFB Limited (the “Company”) through a privately negotiated transaction. The Investor purchased 3,000,000 shares of the Company’s common stock at a price of USD 0.15 per share. This transaction was financed through the Investor’s own capital. The Purchase Agreement was fully executed and delivered on April 9, 2025, and the transaction was consummated on April 9, 2025. Consequently, the Investor is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required, and, ultimately, the direction of our Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of April 9, 2025, Tak Chun Wong, the Director, Chief Executive Officer and Chief Financial Officer of AFB Limited. (the “Company”), is no longer holding the positions. Mr. Wong’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board of the Company appointed Ti Chieh Zang (age 36) as the Director, Chief Executive Officer and Chief Financial Officer, effective on April 9, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kowloon, Hong Kong, on April 11, 2025.

AFB Limited
(Name of Registrant)
Date: April 11, 2025
	By:	/s/ Ti Chieh Zang
	Name:	Ti Chieh Zang
	Title:	Chief Executive Officer, Chief Financial Officer, Director

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